                                                                    EXHIBIT 10.8

                                 AMENDMENT NO. 4

This Amendment ("Amendment") by and between Cisco Systems, Inc., ("Cisco") a California corporation having its principal place of business at 170 West Tasman Drive, San Jose, CA, 95134, and Internetwork Experts, Inc. ("Integrator"), a Texas corporation having its principal place of business at 15960 Midway Road, Suite 101, Addison, Texas 75001 is entered into as of the date last written below (the "Amendment Date").

WHEREAS, Cisco and Integrator have previously entered into the Systems Integrator Agreement dated November 13, 2001 as amended ("Agreement"), and

NOW WHEREFORE, the parties agree to further amend the Agreement as follows:

1)       The term of the Agreement is extended until November 12, 2004.

         If the Agreement shall have expired prior to the Amendment Date, any orders received and Products purchased between the date of expiration and the Amendment Date shall be in all respects deemed made under the Agreement as in effect prior to this Agreement.

2) Exhibit A to the Agreement ("Integrator Profile") is hereby deleted in its entirety and replaced with the attached Exhibit A-1.

3) Exhibit C-1 to the Agreement ("Support") is hereby deleted in its entirety and replaced with the attached Exhibit C-2.

4)       All other terms and conditions of the Agreement remain unchanged.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the Amendment Date.

CISCO SYSTEMS, INC.                     INTERNETWORK EXPERTS, INC.

By:    /s/ Rick Timmins                 By:      /s/ Paul Klotz
   -------------------------------         -------------------------------------
       (Authorized Signature)                    (Authorized Signature)

NAME:     Rick Timmins                  NAME:    Paul Klotz
TITLE:      VP WW Sales Finance         TITLE:   Vice President
DATE:       Jan 16 2004                 DATE:    1-12-04

                                   EXHIBIT A-1

                               INTEGRATOR PROFILE

INTEGRATOR'S ASSIGNED SALES TERRITORY:

United States, excluding Puerto Rico.

VERTICAL MARKETS ADDRESSED BY INTEGRATOR'S ADDED VALUE:

Enterprise - Retail, Hospitality, Transportation, Energy, Entertainment, Legal, Financial, Healthcare and Government and Education

INTEGRATOR'S ADDED VALUE:

PROFESSIONAL SERVICES INCLUDING NETWORK ARCHITECTURE, DESIGN, IMPLEMENTATION, TRAINING AND SUPPORT.

INTEGRATOR'S VOLUME REQUIREMENT:

During each twelve (12) month term of this Agreement, Integrator will Resell at least ten million dollars ($10,000,000) of Cisco Products and Services.

INTEGRATOR'S CERTIFICATION REQUIREMENT:

As of the Effective Date, and throughout the term of this Agreement, Integrator will maintain at least Cisco Silver certification in the Territory.

                                   EXHIBIT C-2
                                 SUPPORT EXHIBIT
                     [REVISION: 1.1 RELEASE DATE: 11/5/2003]

This Support Exhibit ("Exhibit") supplements the Agreement and all the terms and conditions of the Agreement apply to this Exhibit; provided, that to the extent there is a conflict between the Agreement and this Exhibit, the terms of this Exhibit shall take precedence over the terms and conditions of the Agreement with regard to the subject matter described herein.

1.0      DEFINITIONS.

         1.1 "Advanced Services" means the Cisco brand services listed in Attachment A, including but not limited to Focused Technical Support, Network Optimization Support, Technology Application Support and Total Implementation Services, which are available for resale to End User only if the End User has Technical Support Services across the same devices at the End User location.

         1.2 "Business Partner Readiness Assessment ("BPRA")" means an assessment performed by Cisco to measure the maturity of Integrator's e-business capabilities.

         1.3 "Bug Fix" means an error correction, patch or workaround for the Software which Cisco provides to Integrator.

         1.4 "Cisco.com" means, Cisco's suite of on-line Services and information at www.cisco.com, previously known as CCO.

         1.5 "Equipment List" means the approved Cisco-provided list of Product covered under each End User's Support Agreement, where applicable.

         1.6 "First Call" means the initial call made by the End User when requesting assistance with Product.

         1.7 "Maintenance Contract Number" means the reference number assigned by Cisco for each Service purchased from Cisco. The Maintenance Contract number is to be used by Integrator or End User when opening a case with Cisco.

         1.8 "Networking Product Market Place" means the online location of Cisco's online Ordering Tool on Cisco.com.

         1.9 "Ordering Tool" means a tool that Integrator may use to order Service detailed herein via the Networking Product Market Place.

         1.10 "Other Product" means Product which an End User acquired from sources other than Integrator.

         1.11 "Service Contract Center" means a tool on Cisco.com that Integrator may use to order Service, renew orders and asset management of its installed base.

         1.12 "Services" mean the Cisco brand services listed in Attachment A (Technical Support Services and Advanced Services) which are available for resell to End User.

         1.13 "Support Agreement" means the then-current agreement for the Services.

         1.14 "Technical Support Services" means SMARTnet, SMARTnet Onsite and Software Application Support Services delivered by Cisco to End User.

2.0 SCOPE. The support hereunder is intended for Integrators which do not support End Users under their own brand of service. Integrator, in lieu of providing service directly, will resell Cisco brand Services to be delivered directly by Cisco to the End User as described herein.

         2.1 BPRA. Integrator must complete the Business Partner Readiness Assessment prior to resale of any Services hereunder.

         2.2 Ordering Tools. Integrator agrees to use Cisco offered `electronic ordering solutions (e.g. Ordering Tool and Service Contract Center) for any new service orders or service renewal orders. End-User name and site details are required to place any orders.

3.0 CISCO RIGHTS AND OBLIGATIONS. For each End User to whom Integrator resells Cisco Brand Services, Cisco will use commercially reasonable efforts to provide Services directly to Integrator's End User in accordance with the following.

         3.1 Cisco.com Access. Cisco will provide an appropriate level of partner access to Cisco.com. This system provides Integrator with technical and general information on Products.

         3.2 Warranty. For the duration of the Cisco warranty period, Cisco will provide Bug Fixes and Hardware replacement service to Integrator as follows:

                  3.2.1    Bug Fixes.

                           3.2.1.1 When required, Cisco will provide new Software to Integrator to correct a problem, or provide a network- bootable Software image, as determined by Cisco.

                           3.2.1.2 Distribution Rights. Cisco grants Integrator the right to distribute Bug Fixes to its End Users provided the End User is currently licensed to use the Software.

                  3.2.2 Hardware Support. Cisco will replace Product in accordance with the warranty terms set forth in the published Product warranty provided with the original Product.

         3.3 Resale of Services. Cisco will make the Services listed in Attachment A, Services Availability, to this Exhibit available to Integrator for resale to Integrator's End Users. Services are subject to the availability limitations specified in Attachment A.

         3.4 Support Agreements. Support will be provided to End Users pursuant to a standard Cisco Support Agreement between Cisco and End User. The Support Agreements to be used are provided by Cisco. Notwithstanding anything to the contrary, nothing in this Exhibit shall require Cisco to execute a Support Agreement with an End User. Prior to commencing Services for an End User, Cisco must receive the documents specified in
                  Section 4.1.2 of this Exhibit whereupon Cisco will:

                  3.4.1    Validate Product model and serial numbers.

                  3.4.2 Execute and return the Support Agreement and provide an Equipment List (excluding charges) and the Support Agreement number to the End User.

                  3.4.3 Provide a copy of the Equipment List (including charges) and Support Agreement number to Integrator.

4.0      INTEGRATOR RIGHTS AND OBLIGATIONS.

         4.1 Resale of Services. Subject to the terms and conditions of this Exhibit, Integrator is authorized on a nonexclusive basis to resell Services to End Users, according to the following process:

                  4.1.1 Integrator resells the Services to an End User and providing the End User with a copy of the standard Cisco Support Agreement for review and signature. Integrator and End User may not make any modification(s) to the Support Agreement.

                  4.1.2 Cisco requires the following documents from Integrator prior to commencing Services to End Users:

                           4.1.2.1 Submission via Ordering Tools of the transaction details including but not limited to Cisco brand Services ordered and relevant End User information.

                           4.1.2.2 Signed standard Cisco Support Agreement by the End User sent to the following address (or such other address as may be notified to Integrator and/or End User from time to time):

                                            Cisco Systems, Inc.
                                            Customer Advocacy
                                            170 West Tasman Drive
                                            San Jose, CA 95134

                           4.1.2.3 Valid purchase order for the applicable service price from Integrator.

                           4.1.2.4 Integrator's submission of incomplete or incorrect documents will delay execution and return of the standard Cisco Support Agreement.

                  4.1.3 Renewal of Support Agreements. Cisco renews the Support Agreement through Integrator. Forty five (45) days prior to renewing the Equipment List to the Support Agreement, Cisco will send a renewal notice to Integrator. Upon receipt of Cisco's notice of renewal of the Equipment List for the End User, Integrator will forward to Cisco either (i) the completed renewal with purchase order or (ii) notice of cancellation. If a renewal is not completed or notice of cancellation is not received by Cisco within thirty (30) days from the expiration date of the Equipment List, Cisco reserves the right to renew directly with the End User.

         4.2 First Call. Integrator may take the First Call from the End User and may open a case with Cisco on behalf of the End User using Maintenance Contract Number. At all times the End User has the option of calling Cisco directly for support. In addition, integrator may request email notification whereby Cisco notifies Integrator of End User activity with Cisco.

         4.3 All calls opened by Integrator on behalf of the End User shall be handled and escalated in accordance with the Cisco's Problem Prioritization and Escalation Guideline (Appendix A).

         4.4      Equipment List.

                  4.4.1 Integrator shall ensure that Product for which Services are being provided under an End User's Support Agreement are listed in the Equipment List(s).

                  4.4.2 Integrator must provide thirty (30) days notice of requested addition(s) to the Equipment List. In addition, thirty (30) days notice is required for Product relocations and service level/Product configuration changes, where applicable. For Product on the Equipment List which End User has moved to a new location, Integrator will notify Cisco in writing (i.e. via facsimile, electronic mail or using Cisco.com).

                  4.4.3 The Equipment List may be revised for new Product, service level upgrades and Product configuration changes through submission of Integrator's purchase order requesting such revisions and Cisco's acceptance thereof (based on availability). For changes, Cisco will charge the pro-rated difference from the date upon which the change is requested to the end of the impacted Equipment List's term.

         4.5      Warranty Service.

                  4.5.1 Integrator shall provide to its End Users, at no charge, all warranty service for a minimum of the warranty period set forth in the published Product warranty provided with the original Product. Warranty shall commence upon shipment to the End User. Warranty service consists of the following Software and Hardware replacement services:

                           4.5.1.1 Integrator will distribute Bug Fixes to the End User during the warranty period.

                           4.5.1.2 Integrator will meet the replacement obligations as set forth in the then-current published Product warranty applicable to the particular Product sold to the End User.

                  4.5.2 Returns Coordination. For Product returned to Cisco for replacement under warranty, Integrator will comply with the following:

                           4.5.2.1 Coordinate the return of all failed parts, freight and insurance prepaid, to the Cisco designated location. For Product that has been advance replaced pursuant to the Product warranty terms, Integrator shall return failed/defective Product within ten
                                    (10) days of receipt of the replacement
                                    Product; otherwise, Product will be invoiced to Integrator at the then current list price.

                           4.5.2.2  Comply with the following RMA procedure:

                                    4.5.2.2.1 Ensure all Products are properly
                                              packaged prior to being shipped,
                                              and will include a written
                                              description of the failure and
                                              specification of any changes or
                                              alterations made to the Product.
                                              Product returned to Cisco will
                                              conform in quantity and serial
                                              number to the RMA request.

                                    4.5.2.2.2 Tag each Product returned with the
                                              RMA transaction number and a brief
                                              description of the problem.

         4.6 Unsupported End User List. If Integrator elects not to support Product under this Exhibit, Integrator shall refer End User information, including but not limited to End User name, address and phone number to Cisco at the time of Product purchase or renewal of support via any of the means described in section 1.4 above. If Product becomes unsupported due to End User decision at some point subsequent to initial deployment, Integrator shall refer End User information to Cisco within 90 days of equipment becoming unsupported.

5.0      PRICE AND PAYMENT TERMS.

         5.1      DISCOUNTS.

                  5.1.1 UNIT-BASED MODEL. The price of Services to Integrator for a period of twelve months from the Effective Date ("Unit-Based Measurement Period") shall be calculated by applying Cisco's then current service list price less the applicable discount based on Integrator's ability to have attached Service to Product purchased ("Attach Rate") over the previous twelve (12) month period on a units-based method ("Unit-Based") shown below.

                           Determination of Unit-Based Attach Rate. Unit-Based Attach Rate is established by calculating Integrator's total number of Products covered by Cisco brand services (per Attachment A) as a percentage of the total number of Products purchased over the most recent period of twelve (12) full calendar months.

ATTACH RATE   DISCOUNT
-----------   --------
 0%-35%         10%
36%-55%         15%
56%-74%         20%
75%+            25%

                  5.1.2 REVENUE-BASED MODEL. The price of Services to Integrator for a period of twelve months from expiration of the Unit-Based Measurement Period and for subsequent twelve month period(s) ("Revenue-Based Measurement Period") shall be calculated by applying Cisco's then-current service list price less the applicable discount based on Integrator's ability to have attached Service to Product purchased ("Attach Rate") over the previous twelve (12) month period on a revenue based method ("Revenue-Based") shown below.

                           Determination of Revenue-Based Attach Rate. Attach Rate is calculated by Integrator's total monetary value (U.S. Dollar) of Service actually sold over a period of twelve months as a percentage of the total monetary (U.S. Dollar) value of Service that would have been payable had support attached to every device purchased over the same twelve month period, based on SMARTnet NBD list price. The Attach Rate calculation only applies to service coverage on Product originally sold by the Integrator and any multi-year service contracts are amortized over the life of the service coverage. Other Product is not covered.

ATTACH RATE    DISCOUNT
-----------    --------
 0%-35%           10%
36%-55%           15%
56%-74%           20%
75%+              25%

                           Examples:

                           Integrator purchased 8 devices (6 of Device A and 2 of Device B) and sold support on 4 of Device A and 2 of Device B. Regardless of the level of service actually sold on the device, SNT NBD pricing is used to determine coverage value for calculating Attach Rate. The NBD price for the Device A is $50 and for Device B is $10. The Attach Rate is actual Service sold (4x$50 plus 2x$10) divided by total dollar value of Service (6x$50 plus 2x$10). 220/320=69% represents the Attach Rate with a corresponding discount of 20%.

                           Multi-Year Scenario: Integrator purchased 1 device (1 of Device A) and sold 3 year support on the 1 device. The NBD three year price for the Device A is $150. The Attach Rate is calculated by dividing the multi-year price by the number of years covered (in this case, three years or $150/3) and crediting the first year Attach Rate actual performance and Attach Rate opportunity ($50). The Attach Rate actual performance is the one year NBD value of service sold ($50) divided by the one year NBD value of the total dollar value of Service ($50) and represents an Attach Rate of 100% with a corresponding discount of 25%.

                  5.1.3 Cisco will review Integrator's actual service sales Attach Rates at the time the Integrator renews the Agreement with Cisco and at six month intervals using a Revenue-Based Model approach during the term of the Agreement. Cisco reserves the right to adjust Integrator's resale discount at the time of review. Any adjustment to the resale discount will be communicated in writing to the Integrator by Cisco.

                  5.1.4 Integrator must have purchased Product for a minimum of twelve months in order to determine the Attach Rate. If Integrator has less than twelve months of Product purchases, Integrator's discount will be ten percent (10%).

                  5.1.5 Upon renewal of the Equipment List(s), the discount will be the corresponding discount associated with the Attach Rate.

                  5.1.6 The discounts listed above do not apply when Integrator resells Cisco brand services for Other Product. Integrator discount for Other Product shall be fifteen percent (15%).

                  5.1.7 The discounts listed above do not apply when Integrator resells Advanced Services. Integrator Discount for Advanced Services shall be ten (10%) percent.

         5.2 All Services are invoiced annually in advance and payable within thirty (30) days from the invoice date in U.S. Dollars unless otherwise agreed to in the Agreement in writing.

         5.3 All prices in the Equipment List(s) are exclusive of any taxes and duties which, if applicable, shall be paid by Integrator. Applicable taxes are billed as a separate item. In addition, the following items will be billed to Integrator: time and material fees and Product list price of replaced Product not returned pursuant to the terms of End User's Support Agreement.

         5.4 This Agreement may be terminated by Cisco and/or Cisco may suspend its performance immediately upon Notice if (i) Integrator does not provide the Unsupported End User List pursuant to Section 4.3 within thirty (30) days after the end of the previous quarter and after Notice from Cisco or (ii) Integrator fails to pay for the Services when due and fails to make such payment within fifteen (15) days after Notice from Cisco of such past due payment. Notwithstanding the above, Cisco shall have the right to seek payment for Services directly from the End User in the event Integrator does not remit payment to Cisco pursuant to the payment terms.

         5.5 Integrator is free to determine its resale prices unilaterally. Integrator understands that neither Cisco, nor any employee or representative of Cisco, may give any special treatment (favorable or unfavorable) to Integrator as a result of Integrator's selection of resale prices. No employee or representative of Cisco or anyone else has any authority to specify what Integrator's resale prices for the Services must be, or to inhibit in any way, Integrator's pricing discretion with respect to the Services.

         5.6 Support for Other Product. Integrator may support Other Product under the following conditions: Integrator provides Cisco (i) a request to support Other Product and (ii) a letter from the End User including a request for Service from the Integrator and a list of the Product(s) and serial number(s) to be supported.

6.0      GENERAL.

         6.1 Entitlement. Integrator acknowledges that an End User is entitled to receive support services only on Product for which Integrator has paid the applicable license and support fees to Cisco. Integrator agrees to assist Cisco with enforcement of End User entitlement as necessary.

         6.2 Disclosure of Contract Information.Integrator acknowledges and agrees that in no event shall any of the information contained in this Exhibit or Integrator's Agreement number be disclosed to any third party.

         6.3 Representations and Warranties. Integrator shall not make any representations or warranties on behalf of Cisco, except as expressly authorized herein or as expressly authorized by Cisco in writing. Neither Integrator nor Cisco will make any obligation to End Users on behalf of the other, nor commit the resources of the other to End Users.

         6.4 Independent Contractors. The relationship of Cisco and Integrator established by this Exhibit is that of independent contractors, and nothing contained in this Exhibit shall be construed to (i) give either party the power to direct and control the day-to-day activities of the other, (ii) constitute the parties as joint venturers, co-owners or otherwise as participants in a joint or common undertaking, or
                  (iii) allow Integrator to create or assume any obligation on behalf of Cisco for any purpose whatsoever. All financial obligations associated with Integrator's business are the sole responsibility of Integrator. All sales and other agreements between Integrator and its End Users are Integrator's exclusive responsibility and shall have no effect on Integrator's obligations under this Agreement. Integrator shall be solely responsible for, and shall indemnify and hold Cisco free and harmless from, any and all claims, damages or lawsuits {including Cisco's attorneys' fees) arising out of the acts of Integrator, its employees or its agents.

         6.5 Indemnification. Integrator hereby indemnifies and holds Cisco harmless from any claim, loss, damage or expense, including reasonable court costs and attorney's fees, resulting from any claim made by End User against Cisco hereunder under claim of a third party beneficiary or otherwise. This shall not limit Cisco's obligations, subject to the terms and conditions of this Agreement, to provide the Services described herein.

                           ATTACHMENT A TO EXHIBIT C-2
                              SERVICES AVAILABILITY

              TECHNICAL SUPPORT SERVICES                                           AVAILABILITY
-----------------------------------------------          -----------------------------------------------------------
SMARTnet 8x5xNext Business Day ("NBD")                   Please confirm via the Services Availability Matrix ("SAM")
SMARTnet 8x5x4                                           tool on Cisco.com, located at the following URL:
SMARTnet 24x7x4                                          http://www.cisco.com/cgibin/front.x/agents/SAM/cca
SMARTnet 24x7x2                                          sam landing.cgi

SMARTnet Onsite 8x5xNBD
SMARTnet Onsite 8x5x4
SMARTnet Onsite 24x7x4
SMARTnet Onsite 8x5x2

Software Application Services ("SAS") Software
Application Services with Updates ("SASU")

                     ADVANCED SERVICES                                                           AVAILABILITY
------------------------------------------------------------------------        ------------------------------------------------
Focused Technical Support/Network Optimization Support (FTS/NOS) -              Please confirm availability of Advanced Services
configuration as selected by Customer and  further detailed on Purchase         with the Cisco sales representative
Order.

Technology Application Support (TAS) - configuration as selected by Customer and further detailed on Purchase Order

Total Implementation Services (TIS)

Network Deployment Mentoring (NDM)

            A current list of Services is provided above. List may be
           updated from time to time. Current information is available upon request.

                                   APPENDIX A
              CISCO PROBLEM PRIORITIZATION AND ESCALATION GUIDELINE

To ensure that all problems are reported in a standard format, Cisco has established the following problem priority definitions. These definitions will assist Cisco in allocating the appropriate resources to resolve problems. Integrator must assign a priority to all problems submitted to Cisco.

PROBLEM PRIORITY DEFINITIONS:

         Priority 1:       An existing network is down or there is a
                           critical impact to the End User's business operation.
                           Cisco, Integrator and End User will commit full-time resources to resolve the situation.

         Priority 2:       Operation of an existing network is severely
                           degraded, or significant aspects of the End User's business operation are being negatively impacted by unacceptable network performance. Cisco, Integrator and End User will commit full-time resources during Standard Business Hours to resolve the situation.

         Priority 3:       Operational performance of the network is
                           impaired white most business operations remain functional. Cisco, Integrator and End User are willing to commit resources during Standard Business
                           Hours to restore service to satisfactory levels.

         Priority 4:       Information or assistance is required on Cisco
                           product capabilities, installation, or configuration.
                           There is clearly little or no impact to the End
                           User's business operation. Cisco, Integrator and End
                           User are willing to provide resources during Standard
                           Business Hours to provide information or assistance as requested.

Cisco encourages Integrator to reference this guide when Integrator-initiated escalation is required. If Integrator does not feel that adequate forward progress or the quality of Cisco service is satisfactory, Cisco encourages Integrator to escalate the problem ownership to the appropriate level of Cisco management by asking for the TAC Duty Manager.

CISCO ESCALATION GUIDELINE:

Elapsed
Time             Priority 1            Priority 2             Priority 3        Priority 4
1-Hour      Customer
            Engineering Manager

4-Hour      Technical Support     Customer Engineering
            Director              Manager

24-Hour     Vice President        Technical Support
            Customer Advocacy     Director

48-Hour     President (CEO)       Vice President
                                  Customer Advocacy

72-Hour                                                  Customer Engineering
                                                         Manager


96-Hour                           President (CEO)        Technical Support      Customer
                                                         Director               Engineering
                                                                                Manager

Note: Priority 1 problem escalation times are measured in calendar hours 24 hours per day, 7 days per week. Priority 2, 3 and 4 escalation times correspond with Standard Business Hours. The Cisco Manager to which the problem is escalated will take ownership of the problem and provide the Integrator with updates. Cisco recommends that Integrator-initiated escalation begin at the Customer Engineering Manager level and proceed upward using the escalation guideline shown above for reference. This will allow those most closely associated with the support resources to correct any service problems quickly.

ACCESSING TAC:

North America, South America:       +1-800-553-2447 (within the United States)
                                    +1-408-526-7209
Europe, Middle East, Africa:        +32-2-778-4242
Asia Pacific:                       +1-800-805-227 (within Australia)
                                    +61-2-9935-4107

                                       14